UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 16, 2004

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California		92614
(Address of principal executive offices)		(Zip Code)

(949) 250-2500
Registrant’s telephone number, including area code

Item 5.  Other Events.

On January 16, 2004, Edwards Lifesciences Corporation, a Delaware corporation (the “Company”), announced  the conclusion of a dispute resolution proceeding with Baxter International Inc. ("Baxter") regarding certain disagreements between the two companies arising from the Company’s spin-off from Baxter in April 2000.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

        (c)  Exhibits:

                99.1                           Press release dated January 16, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2004

EDWARDS LIFESCIENCES CORPORATION

	By:	/s/ Corinne H. Lyle
Corinne H. Lyle
Corporate Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press release dated January 16, 2004